Exhibit 99.2

Unaudited Pro Forma Condensed Consolidated Financial Statements of HC2 Holdings, Inc.

The summary unaudited pro forma condensed consolidated financial statements have been prepared to give effect to the offerings of the existing notes and the new notes and the use of proceeds therefrom, the issuance of the Series A-2 Preferred Stock, the Schuff Acquisition and the Global Marine Acquisition. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2014 gives effect to the offering of the new notes and the use of proceeds therefrom and the issuance of the Series A-2 Preferred Stock as if they had occurred on December 31, 2014. The unaudited pro forma condensed consolidated balance sheet is derived from the audited historical financial statements of HC2 incorporated by reference into this offering memorandum.

The summary unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2014 gives effect to the offerings of the existing notes and the new notes and the use of proceeds therefrom, the issuance of the Series A-2 Preferred Stock, the Schuff Acquisition and the Global Marine Acquisition as if they had occurred on January 1, 2014. The summary unaudited pro forma condensed consolidated statement of operations is derived from the audited historical financial statements of HC2 as of and for the year ended December 31, 2014 and the unaudited historical financial statements of Bridgehouse Marine as of and for the nine months ended September 30, 2014 and Schuff as of and for the five months ended May 26, 2014. The unaudited historical financial statements of Bridgehouse Marine as of and for the nine months ended September 30, 2014 and Schuff as of and for the five months ended May 26, 2014 are not included or incorporated by reference into this offering memorandum. The unaudited historical statement of operations of Bridgehouse Marine has been translated from GBP to USD using the average exchange rate for the nine month period ended September 30, 2014 of 1.6704. The Company completed the Global Marine Acquisition on September 22, 2014 and determined that the activity for the period September 22, 2014 through September 30, 2014 was immaterial. Therefore, the Company is using the unaudited historical financial statements of Bridgehouse Marine for the nine months ended September 30, 2014 for purposes of the summary unaudited pro forma condensed consolidated financial statements.

The summary historical financial information as of and for the fiscal years ended December 31, 2012, 2013 and 2014 has been derived from HC2’s audited consolidated financial statements incorporated by reference into this offering memorandum.

The financial information and other data included herein may not be indicative of future performance. This financial information and other data should be read in conjunction with the consolidated financial statements of HC2, including the notes thereto, and “Management Discussion and Analysis of Financial Condition and Results of Operations of HC2,” incorporated by reference into this offering memorandum. The summary pro forma information should also be read in conjunction with the information in the section entitled “Unaudited Pro Forma Condensed Consolidated Financial Statements” and the historical audited and unaudited consolidated financial statements of Schuff and Global Marine, including the notes thereto, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Schuff” and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Global Marine,” each incorporated by reference into this offering memorandum.

Pro Forma
Year Ended December 31,
2014
Income Statement Data:
Revenues	$853,243
Cost of revenue (includes depreciation of $5,172)	709,574
Selling, general and administrative	104,428
Depreciation and amortization	21,961
(Gain) loss on sale or disposal of assets	(58)
Asset impairment expense	291
Income (loss) from operations	$17,047
Income (loss) from continuing operations	$(14,246)
Income (loss) from continuing operations attributable to HC2 Holdings, Inc.	$(18,307)
Balance Sheet Data (at period end):
Cash and cash equivalents	$174,153
Net working capital (1)	$26,591
Property and equipment, net	$239,851
Total assets	$790,223
Total debt	$393,621
Preferred stock	$53,845
Total stockholders’ equity	$112,833
Other Data:
Adjusted EBITDA (2)	$68,944
Ratio of total debt to Adjusted EBITDA (3)	5.71x
Ratio of total net debt to Adjusted EBITDA (4)	3.18x
Collateral coverage ratio (5)	1.76x

(in thousands except ratio data)

(1)	Net working capital is calculated by subtracting current liabilities (excluding the current portion of long-term obligations and the drawn balance on the revolving credit facility) from current assets (excluding cash and cash equivalents).
(2)	EBITDA represents income (loss) from continuing operations before net interest expense, income tax (benefit) expense, depreciation and amortization. Adjusted EBITDA represents EBITDA adjusted to add back or deduct certain items that management believes are non-recurring in nature or not comparable from period to period. The calculation of Adjusted EBITDA, as defined by us on a pro forma basis, consists of EBITDA as adjusted for gain (loss) on sale or disposal of assets; asset impairment expense; amortization of debt discount; loss on early extinguishment or restructuring of debt; interest income and other income (expense), net; gain (loss) from contingent value rights valuation; foreign currency transaction gain (loss); share-based compensation expense; and income (loss) from equity investees. Adjusted EBITDA is a metric used by management and frequently used by the financial community. Adjusted EBITDA provides insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA can also be a useful measure of a company’s ability to service debt. While management believes that non-US GAAP measurements are useful supplemental information, such adjusted results are not intended to replace the Company’s US GAAP financial results. The following table provides the reconciliation of pro forma Adjusted EBITDA to net income (loss) from continuing operations, the most directly comparable GAAP measure.

Pro Forma
Year Ended December 31,
2014
Income (loss) from continuing operations	$(14,246)
Depreciation and amortization	27,133
Interest expense, net	46,547
Income tax (benefit) expense	(19,858)
(Gain) loss on sale or disposal of assets	(58)
Asset impairment expense (a)	291
Amortization of debt discount	1,938
Loss on early extinguishment or restructuring of debt (b)	11,969
Interest income and other (income) expense, net	(3,562)
Foreign currency transaction (gain) loss	573
Share-based compensation expense	11,487
(Income) loss from equity investees	(6,314)
Other non-recurring items (c)	13,044
Adjusted EBITDA	$68,944

(in thousands)

(a)	Asset impairment expense relates to the write down of certain fixed assets in conjunction with a fair value valuation.
(b)	Loss on early extinguishment or restructuring of debt relates to the write off of deferred financing fees and/or discount, and prepayment premiums paid related to the repurchase of debt prior to maturity.
(c)	Includes legacy lease buyout expenses and legal fees associated with the closing of previous sales, as well as professional fees associated with acquisitions.
(3)	The ratio of total debt to Adjusted EBITDA is calculated by dividing total debt by Adjusted EBITDA, which amounts are included in the table above.
(4)	The ratio of total net debt to Adjusted EBITDA is calculated by subtracting cash and cash equivalents from total debt and dividing that result by Adjusted EBITDA, which amounts are included in the table above.
(5)	The collateral coverage ratio is defined in the “Description of New Notes.”

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This filing includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcomes of contingencies and future financial results of the Company. These forward-looking statements are based on current expectations and projections about future events. The proposed offering is subject to a number of conditions, and there can be no assurance whether such offering will be completed on the terms discussed above or at all.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of the Company may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein).

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this filing.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements are presented to illustrate the effect of the Company’s acquisition of Schuff and Global Marine and the other transactions described below on its historical operating results.

The following unaudited pro forma condensed consolidated financial statements have been prepared to give effect to the offerings of the existing notes and the new notes and the use of proceeds therefrom, the issuance of the Series A-2 Preferred Stock, the Schuff Acquisition and the Global Marine Acquisition. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2014 gives effect to the offering of the new notes and the use of proceeds therefrom and the issuance of the Series A-2 Preferred Stock as if they had occurred on December 31, 2014. The unaudited pro forma condensed consolidated balance sheet is derived from the audited historical financial statements of HC2 as of December 31, 2014.

The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2014 gives effect to the offerings of the existing notes and the new notes and the use of proceeds therefrom, the issuance of the Series A-2 Preferred Stock, the Schuff Acquisition and the Global Marine Acquisition as if they had occurred on January 1, 2014. The unaudited pro forma condensed consolidated statement of operations is derived from the audited historical financial statements of HC2 as of and for the year ended December 31, 2014 and the unaudited historical financial statements of Bridgehouse Marine as of and for the nine months ended September 30, 2014 and Schuff as of and for the five months ended May 26, 2014. The unaudited historical financial statements of Bridgehouse Marine as of and for the nine months ended September 30, 2014 and Schuff as of and for the five months ended May 26, 2014 are not included or incorporated by reference into this offering memorandum. The unaudited historical statement of operations of Bridgehouse Marine has been translated from GBP to USD using the average exchange rate for the nine month period ended September 30, 2014 of 1.6704. The Company completed the Global Marine Acquisition on September 22, 2014 and determined that the activity for the period September 22, 2014 through September 30, 2014 was immaterial. Therefore, the Company is using the unaudited historical financial statements of Bridgehouse Marine for the nine months ended September 30, 2014 for purposes of the summary unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical audited and unaudited consolidated financial statements and related notes of HC2, Schuff and Bridgehouse Marine and the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of HC2,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Schuff” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Global Marine” incorporated by reference into this offering memorandum.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
AS OF DECEMBER 31, 2014

		Pro Forma Adjustments
	HC2 Holdings, Inc. Year Ended December 31, 2014	Schuff International, Inc. Five Months Ended May 26, 2014 (1)	Bridgehouse Marine Limited Nine Months Ended September 30, 2014 (2)	Other Pro Forma Adjustments		Schuff International, Inc. Purchase Price Accounting Adjustments		Bridgehouse Marine Limited Purchase Price Accounting Adjustments		Pro Forma Year Ended December 31, 2014
Services revenue	$193,044	$—	$132,503	$—		$—		$(203	)(8)	$325,344
Sales revenue	350,158	177,741	—	—						527,899
Net revenue	$543,202	$177,741	$132,503	$—						$853,243
Operating expenses
Cost of revenue - services	174,956	—	88,097	—		—		—		263,053
Cost of revenue - sales	296,530	149,157	—			834(7)				446,521
Selling, general and administrative	81,396	14,505	8,527	—		—		—		104,428
Depreciation and amortization	4,617	3,086	10,351	—		134(7)		3,773	(9)	21,961
(Gain) loss on sale or disposal of assets	(162)	—	104	—		—		—		(58)
Asset impairment expense	291	—	—	—		—		—		291
Total operating expenses	557,628	166,748	107,079	—		968		3,773		836,196
Income (loss) from operations	(14,426)	10,993	25,424	—		(968)		(3,976)		17,047
Interest expense	(10,754)	(1,033)	(3,677)	(5,500	) (6)	—		—		(46,547)
				(25,583	)(10)
Amortization of debt discount	(1,593)	—	—	(345	)(10)	—		—		(1,938)
Loss on early extinguishment or restructuring of debt	(11,969)	—	—	—		—		—		(11,969)
Interest income and other income (expense), net	436	(38)	3,164	—		—		—		3,562
Foreign currency transaction gain (loss)	1,061	—	(1,634)	—		—		—		(573)
Income from continuing operations before income taxes and income (loss) from equity investees	(37,245)	9,922	23,277	(31,428)		(968)		(3,976)		(40,418)
Income (loss) from equity investees	3,359	—	2,955	—		—		—		6,314
Income tax benefit (expense)	24,484	(3,647)	(979)	—		—		—		19,858
Income (loss) from continuing operations	(9,402)	6,275	25,253	(31,428)		(968)		(3,976)		(14,246)
Less: Net (income) loss attributable to the noncontrolling interest	(2,559)	(58)	(2,220)			1,348	(11)	(572	)(11)	(4,061)
Income (loss) from continuing operations attributable to HC2 Holdings, Inc.	$(11,961)	$6,217	$23,033	$(31,428)		$380		$(4,548)		$(18,307)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2014

	HC2 Holdings, Inc. December 31, 2014	Other Pro Forma Adjustments		Pro Forma December 31, 2014
ASSETS
Current Assets:
Cash and cash equivalents	$107,978	$14,000	(3)	$174,153
		50,250	(4)
		1,925	(5)
Short-term investments	4,867	—		4,867
Accounts receivable (net of allowance for doubtful accounts receivable)	151,558	—		151,558
Cost and recognized earnings in excess of billings on uncompleted contracts	28,098	—		28,098
Deferred tax asset-current	1,701			1,701
Inventories	14,975	—		14,975
Prepaid expenses and other current assets	18,590	—		18,590
Assets held for sale	3,865	—		3,865
Total current assets	331,632	66,175		397,807
Restricted cash	6,467	—		6,467
Long-term investments	48,674			48,674
Property, plant and equipment – net	239,851	—		239,851
Goodwill	27,990	—		27,990
Other intangible assets – net	31,144	—		31,144
Deferred tax asset-long-term	15,811	—		15,811
Other assets	22,479	—		22,479
Total assets	$724,048	$66,175		$790,223
LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$79,794	$—		$79,794
Accrued interconnection costs	9,717	—		9,717
Accrued payroll and employee benefits	20,023	—		20,023
Accrued expenses and other current liabilities	34,042	—		34,042
Billings in excess of costs and recognized earnings on uncompleted contracts	41,959	—		41,959
Accrued income taxes	512	—		512
Accrued interest	3,125	1,925	(5)	5,050
Current portion of long-term debt	10,444	—		10,444
Current portion of pension liability	5,966	—		5,966
Total current liabilities	205,582	1,925		207,507
Long-term debt	332,927	50,250	(4)	383,177
Pension liability	31,244	—		31,244
Other liabilities	1,617	—		1,617
Total liabilities	571,370	52,175		623,545

Commitments and contingencies
Temporary equity
Prefered stock	39,845	14,000	(3)	53,845

Stockholders’ equity:
Common stock	24	—		24
Additional paid-in capital	147,081	—		147,081
Retained earnings	(41,880)	—		(41,880)
Treasury stock, at cost	(378)	—		(378)
Accumulated other comprehensive loss	(15,178)	—		(15,178)
Total HC2 Holdings, Inc. stockholders’ equity before noncontrolling interest	$89,669	—		$89,669
Noncontrolling interest	23,164	—		23,164
		—
Total stockholders’ equity	112,833	—		112,833
Total liabilities, temporary equity and stockholders’ equity	$724,048	$66,175		$790,223

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Pro Forma Adjustments

The unaudited pro forma condensed consolidated financial statements for the year ended December 31, 2014 include the following adjustments:

(1)	To reflect the acquisition of Schuff as if the transaction occurred on January 1, 2014.
(2)	To reflect the acquisition of GMSL as if the transaction occurred on January 1, 2014.
(3)	To reflect the issuance of 14,000 shares of Series A-2 Convertible Participating Preferred Stock at $1,000 per share.
(4)	To reflect the gross proceeds received under this offering.
(5)	To reflect the accrued interest received from investors for the period November 20, 2014 to the date of issuance.
(6)	To reflect the interest expense associated with the debt associated with this offering.
(7)	To reflect the adjustment to depreciation expense and depreciation expense included in cost of revenue resulting from the adjustment of net book value to fair value of Schuff’s property and equipment, as well as the amortization of intangible assets arising from the acquisition of Schuff, for the five months ended May 26, 2014.
(8)	To reflect the adjustment to installation and maintenance revenue arising from the acquisition of Bridgehouse Marine, for the nine months ended September 30, 2014.
(9)	To reflect the adjustment to depreciation expense resulting from the adjustment of net book value to fair value of Bridgehouse Marine’s property and equipment, as well as the amortization of intangible assets arising from the acquisition of Bridgehouse Marine, for the nine months ended September 30, 2014.
(10)	To reflect the interest expense, amortization of debt discount and amortization of deferred financing costs on the 11.000% Senior Secured Notes due 2019 issued on November 20, 2014, net of an adjustment $3.2 million for interest and amortization already accrued in the Company’s results for the year ended December 31, 2014.
(11)	To reflect the noncontrolling interest income adjustment for the 9% and 3% of net income (loss) not attributable to the Company’s ownership of Schuff and GMSL, respectively.

Note 2. Unaudited Condensed Consolidated Financial Statements of Bridgehouse Marine Limited

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS ADJUSTED
FOR US GAAP, RECLASSIFICATIONS AND CURRENCY TRANSLATION
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014

	UK GAAP GBP £ Bridgehouse Marine Limited Nine Months Ended September 30, 2014	US GAAP Adjustments GBP £	US GAAP GBP £ Bridgehouse Marine Limited Nine Months Ended September 30, 2014	Reclassifications GBP £	Reclassified US GAAP GBP £ Bridgehouse Marine Limited Nine Months Ended September 30, 2014	Exchange Rate	US GAAP USD $ Bridgehouse Marine Limited Nine Months Ended September 30, 2014
Net revenue	£79,324	£—	£79,324	£—	£79,324	1.6704	$132,503
Operating expenses
Cost of revenue	54,540		54,540	(1,800)	52,740	1.6704	88,097
Selling, general and administrative	5,105	—	5,105	—	5,105	1.6704	8,527
Depreciation and amortization	7,078	(881)	6,197	—	6,197	1.6704	10,351
(Gain) loss on sale or disposal of assets	62	—	62	—	62	1.6704	104
Total operating expenses	66,785	(881)	65,904	(1,800)	64,104	1.6704	107,079
Income (loss) from operations	12,539	881	13,420	1,800	15,220	1.6704	25,424
Interest expense	(2,201)	—	(2,201)	—	(2,201)	1.6704	(3,677)
Amortization of debt discount	—	—	—	—	—	1.6704	—
Loss on early extinguishment or restructuring of debt	—	—	—	—	—	1.6704	—
Gain from contingent value rights valuation	—	—	—	—	—	1.6704	—
Interest income and other income (expense), net	1,894	—	1,894	—	1,894	1.6704	3,164
Foreign currency transaction gain (loss)	(478)	(500)	(978)	—	(978)	1.6704	(1,634)
Income (loss) from continuing operations before income taxes and income (loss) from equity investees	11,754	381	12,135	1,800	13,935	1.6704	23,277
Income (loss) from equity investees	1,769	—	1,769	—	1,769	1.6704	2,955
Income tax benefit (expense)	(586)	—	(586)	—	(586)	1.6704	(979)
Income (loss) from continuing operations	12,937	381	13,318	1,800	15,118	1.6704	25,253
Less: Net (income) loss attributable to the noncontrolling interest	(1,189)	(140)	(1,329)	—	(1,329)	1.6704	(2,220)
Income (loss) from continuing operations attributable to Bridgehouse Marine Ltd.	£11,748	£241	£11,989	£1,800	£13,789	1.6704	$23,033

Note 3. US GAAP Adjustments Explanatory Footnotes

Property and Equipment, net

U.K. GAAP: Uses historical cost or revalued amounts. Regular valuations of entire classes of assets are required when revaluation option is chosen. Bridgehouse Marine has chosen this option.

U.S. GAAP: Revaluations are not permitted.

The fixed asset register for all revalued equipment has been reworked to recalculate the depreciation charge and the net book value of these assets. The revaluation of the equipment has been reversed from the Revaluation Reserve line against the Net Book Value of the equipment, and the different depreciation charge has been reflected in retained reserves to align the accounts with U.S. GAAP conventions.

Goodwill

U.K. GAAP: Negative goodwill can occur when a firm is acquired at a bargain price; that is, it is purchased for below its fair market value. Any excess over the fair value of such assets is recognized in the income statement over the period likely to benefit.

U.S. GAAP: Negative goodwill is considered an extraordinary item under U.S. GAAP. Any amounts arising from a business combination is written off to earnings as amortization expense. It is presented separately on the face of the income statement, net of taxes. Disclosure of the tax impact is either on the face of the income statement or in the notes to the financial statement.

The goodwill was purchased in 2004 and a proportion of the gain has been recognized in the financial statements each year from that date. The balance will be written off in its entirety to align the accounts with U.S. GAAP conventions.

Joint Ventures

U.K. GAAP: Distinguishes between three types of joint ventures/arrangements: jointly controlled entities; joint arrangements that are not entities and contractual arrangements with the form but not the substance of a joint venture.

U.S. GAAP: Only refers to jointly controlled entities, where the arrangement is carried through a separate corporate entity.

Bridgehouse Marine joint ventures arrangements are solely of the former type so no adjustments are necessary.

Associates

An associate is an entity over which the investor has significant influence – that is, the power to participate in, but not control, the definition of an associate’s financial and operating policies. Participation in the entity’s financial and operating policies via representation on the entities’ board demonstrates significant influence. A 20% or more interest by an investor in an entity’s voting rights leads to a presumption of significant influence. The only difference between U.K. and U.S. GAAP is the presentation of results (operating profit, exceptional items, interest and tax) are reported separately. The Associates results in the financial statements will be amalgamated to reflect the U.S. GAAP results.

Deferred Taxes

U.K. GAAP: Under U.K. GAAP deferred taxation is provided in full on all material timing differences. Deferred tax assets are recognized where their recovery is considered more likely than not.

U.S. GAAP: U.S. GAAP requires deferred taxation to be provided in full using the liability method. In addition U.S. GAAP requires the recognition of the deferred tax consequences of differences between the assigned values and the tax bases of the identifiable intangible assets, with the exception of tax-deductible goodwill, in a purchase business combination.

A deduction of the asset amounts within the deferred tax balance has occurred to ensure adherence to the liability only method.

Provisions

UK GAAP and US GAAP have specific and very similar standards on accounting for provisions generally. With this in mind no adjustments are required.

Stock (Inventory)

Both US and UK GAAP define inventory as assets that are: held for sale in the ordinary course of the business; in the process of production or for sale in the form of materials; or supplies to be consumed in the production process or in rendering services. Therefore no adjustments are necessary for the Inventory balance.

Leases

There are no differences in accounting for Leases in US and UK GAAP.

Revenue (maintenance contracts)

For US GAAP, revenue is recognized on a straight line basis unless the pattern of costs indicates otherwise. A loss must be recognized immediately if the expected costs during the contract exceed unearned revenue. Bridgehouse Marine accounts for maintenance contracts in this fashion so no adjustments are necessary.

Pensions

Bridgehouse Marine’s defined benefit schemes have been calculated and accounted for under FRS17 with guidance from Aon Hewitt. For the period ended December 31, 2014, Global Marine Systems held a liability of £23.952 million for The Global Marine Systems Pension Plan.

Assumptions in reaching the Actuarial valuations can generally be taken as the same for US GAAP and FRS17 hence assets and liabilities are usually the same for balance sheet purposes. The key difference is in relation to the income statement and the recognition of gains and losses going forward. Gains and losses go through the Statement of Total Realised Gains and Losses (STRGL) rather than the Income Statement. For US GAAP, gains and losses are typically spread through the income statement to the extent they exceed a corridor. The corridor is typically measured as 10% of the maximum of the liabilities and the assets. It is possible to use a market related value of assets for assessing the return on assets that go through the Income Statement but to keep things as close as possible to FRS17 a company does not have to use a market related value for this and can just utilize the FRS17 method, which uses the fair value of plan assets to determine the return on assets over the period.